Exhibit 4.18

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

FIRST AMENDMENT TO PURCHASE AGREEMENT

BETWEEN CVS PHARMACY, INC. AND LUMIRADX, INC.

THIS FIRST AMENDMENT TO THE PURCHASE AGREEMENT (this “First Amendment”) is effective as of January 1, 2022 (“First Amendment Effective Date”) by and between CVS Pharmacy, Inc., a Rhode Island corporation on behalf of itself and its subsidiaries and affiliates (“CVS”), including MinuteClinic, L.L.C. and its subsidiaries and managed entities (“MinuteClinic”) (collectively “CVS Health”), and LumiraDx, Inc., a Delaware corporation (“LumiraDx”). CVS and LumiraDx are referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

WHEREAS, CVS Health and LumiraDx entered into that certain Purchase Agreement, effective August 14, 2020 (collectively, the “Agreement”); and WHEREAS, LumiraDx is seeking Emergency Use Authorization from the Food and Drug Administration (“EUA FDA Approval”) for a combination COVID-19 / Influenza assay test strip (“Combination Test Strips”); and

WHEREAS, CVS Health and LumiraDx desire to amend the Agreement to extend the Agreement Term, incorporate Combination Test Strips and make other modifications as set forth below;

NOW THEREFORE in consideration of the mutual premises and covenants set forth below, and for other good and valuable consideration, the sufficiency of which is acknowledged, the Parties hereby agree to amend the Agreement as follows:

1.
The term of the Agreement shall be extended through December 31, 2022.
2.
The first sentence of paragraph 4 in Section 1 Overview and Background of Agreement is hereby deleted in its entirety and replaced with the sentence below:

“The obligations set forth in this Agreement are subject to Vendor obtaining and maintaining the appropriate FDA Approvals now and in the future for the LumiraDx Instrument, COVID-19 Test Strips and Combination Test Strips, as well as the ancillary equipment, including collection supplies (“Ancillary Equipment”) necessary to administer the tests (collectively the “Products”) that expressly authorizes use of the LumiraDx Instrument, COVID-19 Tests Strips and Combination Test Strips in patient care settings outside of the clinical laboratory environment.”

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3.
The following shall be added to the end of the third paragraph of Section 2.2 Product Allocation and Purchase:

“CVS will submit purchase orders for Combination Test Strips on an as needed basis.”

4.
The seventh paragraph of Section 2.2 Product Allocation and Purchase shall be deleted in its entirety and replaced with the following:

“If at any point during the Term, Vendor fails to maintain the appropriate and required FDA Approval(s), CVS, or its designated distributor on its behalf, as applicable, retains the right to return any purchased unused Products to Vendor and receive a full refund for any amounts paid to Vendor for such unused Products. If at any point during the Term, any unused COVID-19 Test Strips or Combination Test Strips are delivered to CVS, or its designated distributor on its behalf, with an expiration date of [***], CVS, or its designated distributor on its behalf, as applicable, retains the right to obtain replacement COVID-19 Test Strips or Combination Test Strips.”

5.
The following shall be added to the end of Section 2.2 Product Allocation and Purchase:

“CVS shall have the option to upgrade up to [***] unused COVID-19 Test Strip kits (or the equivalent of [***] tests) for replacement by Vendor with new Combination Test Strips. CVS shall pay Vendor an upgrade fee of $[***] per test and return the unused COVID-19 Test Strips. The Parties agree to negotiate in good faith to determine a commercially reasonable replacement procedure and to consider accepting additional returns over [***] kits, if applicable.”

6.
Section 11.2 is deleted in its entirety and replaced with the following:

“Vendor Warranty: With regards to the LumiraDx Instrument for a period of [***] from date of the original purchase or upgrade, as applicable, and with regards to the COVID-19 Test Strips and Combination Test Strips as per their referenced shelf life, LumiraDx warrants, to CVS, as the original purchaser whether purchased directly or through its designated distributor, that each Product shall be (i) of good quality and free of material defects, (ii) function in accordance with the material specifications referenced in the Product Insert or Instrument User Manual, and (iii) approved by the proper governmental agencies required for the sale of products for their intended use (the “limited warranty”). If any Product fails to meet the requirements of the applicable limited warranty, then, LumiraDx shall either repair or replace, at LumiraDx’s discretion, the Product as applicable. Except for the limited warranty stated in this section, LumiraDx disclaims any and all warranties, express or implied, including but not limited to, any warranty of merchantability and fitness for a particular purpose regarding the Product. The limited warranty above shall not apply if the customer has subjected the LumiraDx Instrument, COVID-19 Test Strips or Combination Test Strips to physical abuse, misuse, abnormal use, use inconsistent with the LumiraDx Instrument User Manual or Product Insert, fraud,

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tampering, unusual physical stress, negligence or accidents. Unused strips must be stored according to the required storage conditions as printed in this product insert and they can be used only up to the expiry date printed on the Test Strip pouch and Test Strip box. Any warranty claims by CVS pursuant to the limited warranty shall be made in writing within the applicable limited warranty period. In the event a Product does not conform to the Product Warranty in any respect, Vendor shall, either: (i) accept return of the defective Product and repair or have repaired the defective Product; or (ii) accept return of the defective Product and provide a replacement Product to CVS. Vendor shall bear the direct costs and expenses of repair and replacement, and Vendor will take all necessary steps to provide repaired or replacement Products to CVS or its designated distributor.

7.
Exhibit B shall be deleted in its entirety and replaced with Exhibit B attached hereto and incorporated by reference. For avoidance of doubt, the Parties expressly acknowledge that the terms of this First Amendment (including pricing) apply only to orders of Products directly from CVS or its authorized distributor that are received by LumiraDx on or after the First Amendment Effective Date.
8.
Except as expressly amended herein, the terms and conditions of the Agreement as they existed prior to this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment.

CVS PHARMACY, INC.	LUMIRADX, INC.
/s/ Anthony Marini	/s/ Peter Scheu
Name: Anthony Marini	Name: Peter Scheu
Title: Sr. Director, Enterprise Procurement	Title: President, North American Commercial Operations
Date: January 5, 2022	Date: January 5, 2022

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EXHIBIT B

PRODUCT PRICING

Pricing applicable as per the below list. Pricing for additional products or product combinations or pooling of strips shall be discussed and agreed mutually between the Parties based on cost allocation, reimbursement in place and other agreed factors.

Product	Pack Size	Pricing
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]

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Products are for professional use (except if specifically indicated on product otherwise)

LumiraDx and Flame logo are protected trademarks of LumiraDx. CVS makes no claim to LumiraDx Intellectual Property Rights.

The use of the LumiraDx Instrument and COVID-19 Test Strips shall be subject to the requirements and specifications as per the Manual, labelling and product specifications. LumiraDx Software for use of the LumiraDx Instrument is subject to the terms of the End User License Agreement as per attached Exhibit C, which shall apply to CVS and any of its Users (as defined therein). Use of LumiraDx Connect Manager or EHR Connect shall be subject to further license requirements to be agreed between the Parties.

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